UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: April 30, 2014

Viggle Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212)  231-0092
(Registrant’s Telephone Number, including Area Code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02.  Unregistered Sales of Equity Securities

As previously disclosed in its Current Report on Form 8-K filed on March 24, 2014, Viggle Inc. (the “Company”) entered into Exchange Agreements with each of the holders of its Series A Convertible Redeemable Preferred Stock (“Series A Preferred Stock”) and Series B Convertible Preferred Stock (“Series B Preferred Stock”), pursuant to which each of the holders agreed to exchange their shares of Series A Preferred Stock and Series B Preferred Stock on the terms described in the Exchange Agreements (the “Exchange”).  Consummation of the Exchange was contingent upon the completion of the closing of a public offering of the Company’s equity securities pursuant to a registration statement on Form S-1 through which the Company raised at least $20,000,000 in net cash proceeds.

On April 30, 2014, the Company closed an underwritten public offering of 4,375,000 shares of its common stock at a price to the public of $8.00 per share, raising net cash proceeds of $32.1 million (the “Public Offering”).  Consequently, the Exchange closed on April 30, 2014.

Immediately prior to the completion of the Exchange, the holders of the Series A Preferred Stock and Series B Preferred Stock, including affiliates of Robert F.X. Sillerman, our Chairman and Chief Executive Officer, held 34,275 shares of Series A Preferred Stock and 21,804.2 shares Series B Preferred Stock.  On April 30, 2014, those shares were exchanged for a total of 7,151,284 shares of the Company’s common stock (the “Recapitalization Shares”).

As previously disclosed in the Company’s Current Report on Form 8-K filed on December 16, 2013, the Company and Viggle Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Wetpaint.com, Inc., a Delaware corporation (“Wetpaint”), certain stockholders of Wetpaint (solely with respect to Articles 1, 5 and 6 and Subsection 11.1 of the Merger Agreement) and Shareholder Representative Services LLC, a Colorado limited liability company (solely in its capacity as the Stockholders’ Agent).  The Merger Agreement required that upon the completion of the Exchange, the amount of the Company’s common stock issued as consideration in the transaction (the “Stock Consideration”) would be adjusted such that, after giving effect to the Exchange, the shares constituting the Stock Consideration collectively would represent 13.17% of the total outstanding shares of the Company’s common stock on a fully-diluted basis (subject to certain adjustments set forth in the Merger Agreement) prior to the Public Offering.  In addition, on January 29, 2014, the Company entered into an Agreement and Plan of Merger with Dijit Media, Inc. containing similar anti-dilution provisions.

Upon completion of the Exchange, the Company issued to the former stockholders of Wetpaint.com, Inc. and Dijit Media, Inc. a total of 748,536 additional shares of the Company’s common stock (the “Antidilution Shares”).

The issuances of the Recapitalization Shares and the Antidilution Shares were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGGLE INC.

Date: May 6, 2014	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President